UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): August 25, 2009

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	May ‘09	June ‘09	July ‘09
Process Management	-20 to -15	-25 to -20	-25 to -20
Industrial Automation	> -30	> -30	> -30
Network Power	-20	-25 to -20	-20 to -15
Climate Technologies	-25 to -20	-20	-15 to -10
Appliance and Tools	-25 to -20	-30 to -25	-25
Total Emerson	-25	-30 to -25	-25

July 2009 Order Comments:

Emerson’s order rate for the trailing three-month period ended July 2009 continued to show signs of stabilization and was down 25 percent. Currency exchange rates had a negative impact of approximately 1 percentage point. Underlying order trends for May, June and July were at similar levels and the Company continues to see signs that the economic bottom is forming.

Process Management order rates continued to be negatively impacted by lower capital spending patterns and reduced MRO budgets. However, capital investments continued among end-markets focused on improving plant efficiencies by lowering operating costs, and on improving plant reliability and safety.

Continued weakness across capital goods end-markets pressured order rates for Industrial Automation, with the power generating alternator business remaining extremely weak.

Network Power trailing three-month underlying order trends have remained relatively stable since the beginning of calendar year 2009. Order trends for the China network power business continued to be better than the remaining businesses in this segment.

Climate Technologies order rates continued to show signs of stabilization and benefited from positive order growth in Asia driven by the impact of stimulus programs in China.

Appliance and Tools order trends remained weak as challenging residential and non-residential end-market conditions continued and consumer confidence remained low.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: August 25, 2009	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary